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                                                                    EXHIBIT 10.1


                                                                 EXECUTION COPY


                      PARENT SHAREHOLDER SUPPORT AGREEMENT

                  PARENT SHAREHOLDER SUPPORT AGREEMENT, dated as of October 24, 2004 (this "Agreement"), between International Steel Group Inc., a Delaware corporation (the "Company"), and that certain shareholder of Ispat International N.V., a company organized under the laws of The Netherlands ("Parent"), whose name appears on the signature pages of this Agreement (the "Shareholder").

                  WHEREAS, the Shareholder owns of record and beneficially and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the number of Class A Shares and Class B Shares, par value (Euro)0.01 per share (collectively, "Parent Capital Stock"), of Parent, as set forth opposite the Shareholder's name on Exhibit A hereto (all such shares of Parent Capital Stock and any shares of Parent Capital Stock of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the termination of this Agreement being referred to herein as the "Shares");

                  WHEREAS, Parent, Park Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a draft of which has been made available to the Shareholder, which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into Merger Sub (the "Merger"); and

                  WHEREAS, Parent is entering into an acquisition agreement (the "Richmond Agreement") with Richmond Investment Holdings Limited, a company organized under the laws of the British Virgin Islands, for the purchase by Parent of all of the issued and outstanding capital stock of LNM Holdings N.V. ("LNM"), a company organized under the laws of The Netherlands Antilles (the "LNM Transaction").

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

                  Section 1.01. Voting Agreement. (a) The Shareholder, by this Agreement, with respect to the Shareholder's Shares, hereby agrees to vote, at any meeting of the Shareholders of Parent, and in any action by written consent of the stockholders of Parent, all of the Shareholder's Shares (i) in favor of the approval of the Merger Agreement, the Merger and all other transactions contemplated by the Merger Agreement, (ii) in favor of the approval of the Richmond Agreement, the LNM Transaction and all other transactions contemplated by the Richmond Agreement, (iii) against any action, agreement or transaction (other than the Merger Agreement, the Richmond Agreement or the transactions contemplated thereby) or proposal


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(including any Alternative Proposal) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or the Richmond Agreement or that could result in any of the conditions to Parent's obligations under the Merger Agreement or the Richmond Agreement not being fulfilled, and (iv) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and the Richmond Agreement that are considered and voted upon by the shareholders of Parent. For purposes of this Agreement, "Alternative Proposal" means any proposal or offer involving Parent or LNM that Parent knows would represent an alternative to, or would prevent or materially delay, the transactions contemplated by the Merger Agreement. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

                                  ARTICLE II

                             ADDITIONAL AGREEMENTS

                  Section 2.01. Restriction on Transfer of Shares. The Shareholder agrees that the Shareholder shall not, directly or indirectly, (a) sell, assign, dispose of, or transfer (including by operation of law) any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares that would prevent the Shareholder from voting as provided in
Section 1.01 hereof or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing the Shareholder's obligations hereunder.

                  Section 2.02. No Solicitation of Transactions. The Shareholder shall not, directly or indirectly, through any officer, director, agent or otherwise, enter into any contract, agreement or commitment contemplating or otherwise relating to any Alternative Proposal.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

                  The Shareholder hereby severally represents and warrants to the Company and as follows:

                  Section 3.01. Ownership of Shares. the Shareholder owns of record and beneficially and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the shares. --

                  Section 3.02. Organization, Authority and Qualification. The Shareholder is a corporation or other such entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the requisite corporate, partnership or other similar power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby


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and thereby. The execution and delivery of this Agreement by such entity have been duly authorized by all necessary corporate, partnership or other similar action. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with its terms.

                  Section 3.03. No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, conflict with or violate the certificate of incorporation, by-laws or similar organizational documents of the Shareholder. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, (a) conflict with or violate any Law applicable to the Shareholder or by which any property or asset of the Shareholder is bound or affected, or (b) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (b), for any such conflicts, violations, breaches, defaults or other occurrences as would not, individually or in the aggregate, prevent or materially delay the performance by the Shareholder of any of its obligations pursuant to this Agreement.

                  Section 3.04. Required Filings and Consents. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and the requirements of the Foreign Merger Filings, and (ii) where the failure to obtain such consents, approvals, authorizations or permits would not, individually or in the aggregate, prevent or materially delay the performance by the Shareholder of any of its obligations pursuant to this Agreement.

                  Section 3.05. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Shareholder, threatened against the Shareholder, or any property or asset of the Shareholder, before any Governmental Authority that seeks to materially delay or prevent the consummation of such the transaction contemplated by this Agreement.

                  Section 3.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholder.

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                                  ARTICLE IV

                                  TERMINATION

                  Section 4.01. Termination. The obligations of the Shareholder under this Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms under any provision of Section 8.01 of the Merger Agreement. Nothing in this Section 4.01 shall relieve any party of liability for any breach of this Agreement.

                                   ARTICLE V

                                 MISCELLANEOUS

                  Section 5.01. Expenses. Except as otherwise provided herein, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated hereby are consummated.

                  Section 5.02. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 5.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

                  if to the Shareholder:

                           Ispat International Investments, S.L., Sociedad Unipersonal
                           Avda. Alcalde
                           Ramirez Bethencourt, 6
                           Las Palmas de Gran Canaria
                           Facsimile No.: +44-20-7355-2105
                           Attention: Sudhir Maheshwari

                  with a copy to:

                           Ispat International Ltd.
                           Berkeley Square House
                           7th Floor
                           Berkeley Square
                           London W1X 5PN
                           United Kingdom
                           Facsimile No.: +44-20-7412-0203


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                           Attention: General Counsel

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile No: (212) 848-7179
                           Attention: John A. Marzulli, Jr.
                                      Peter J. Rooney
                           Email: jmarzulli@shearman.com
                                  prooney@shearman.com

                  if to the Company:

                           International Steel Group Inc.
                           4020 Kinross Lakes Parkway
                           Richfield, OH  44286
                           Facsimile No: (330) 659-9132
                           Attention: General Counsel
                           Email: chernandez@intlsteel.com


                  with a copy to:

                           Jones Day
                           222 East 41st Street
                           New York, New York  10017
                           Facsimile No.: (212) 755-7306
                           Attention: Robert A. Profusek
                           E-mail: raprofusek@jonesday.com

                  Section 5.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  Section 5.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that the Company may assign all or any of its


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rights and obligations hereunder to any affiliate of the Company; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  Section 5.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 5.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the
DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

                  Section 5.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  Section 5.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 5.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.10.

                  Section 5.11. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by each of the parties hereto or (b) by a waiver in accordance with Section 5.11.


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                  Section 5.12. Extension; Waiver. Any party hereto may (a)
extend the time for the performance of any obligation or other act of any other parties hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                           [SIGNATURE PAGE TO FOLLOW]


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                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.


                                        INTERNATIONAL STEEL GROUP INC.


                                        By /s/ Rodney B. Mott
                                          -------------------------------------
                                        Name: Rodney B. Mott
                                        Title: President & Chief Executive
                                               Officer


                                        ISPAT INTERNATIONAL INVESTMENTS, S.L.


                                       By /s/ Sudhir Maheshwari
                                         --------------------------------------
                                       Name: Sudhir Maheshwari
                                       Title: Director

                                                                      EXHIBIT A


                                                                                        Number of Shares of Parent
                                                                                            Capital Stock Owned
       Name of Shareholder                                                                Beneficially and of Record

ISPAT INTERNATIONAL INVESTMENTS, S.L.                                                26,100,000 Parent Class A Shares
                                                                                     72,150,000 Parent Class B Shares